UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

REALPAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

REALPAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2201 Lakeside Blvd.

Richardson, Texas 75082

(Address of principal executive offices)

Registrant’s telephone number: (972) 820-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

RealPage, Inc., a Delaware corporation (“RealPage” or the “Company”), previously announced its entry into the Agreement and Plan of Merger, dated as of December 20, 2020, by and among Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), Mirasol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Thoma Bravo, L.P. (“Thoma Bravo”).

In connection with the Merger, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) on February 5, 2021. Following the filing of the Proxy Statement and prior to the filing of this Current Report on Form 8-K, four lawsuits relating to the Merger were filed: (i) Asp v. Realpage, Inc., et al., Case No: 1:21-cv-00158-LPS, filed in the United States District Court for the District of Delaware on February 5, 2021, on behalf of an individual stockholder of the Company (the “Asp Action”); (ii) Parshall v. Realpage, Inc., et al., Case No. 1:21-cv-00206-LPS, filed in the United States District Court for the District of Delaware on February 16, 2021 on behalf of an individual stockholder of the Company (the “Parshall Action”); (iii) Anderson v. RealPage, Inc., et al., Case No: 1:21-cv-00212-LPS, filed in the United States District Court for the District of Delaware on February 16, 2021 on behalf of an individual stockholder of the Company (the “Anderson Action”); and (iv) Waterman v. RealPage, Inc. et al., Case No. 1:21-cv-00230-UNA, filed in the United States District Court for the District of Delaware on February 18, 2021 on behalf of an individual stockholder of the Company (the “Waterman Action” and together with the Asp Action, the Parshall Action and the Anderson Action, the “Actions”). In addition, the Company received a demand letter relating to the Merger on February 8, 2021 from counsel representing an individual stockholder of the Company (the “Demand Letter” and together with the Actions, the “Matters”). The Matters each allege that the defendants named therein violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because the Proxy Statement allegedly omits or misstates certain material information. The Actions each seek, among other things, injunctive relief preventing the consummation of the Merger, rescission of the Merger if it is consummated, damages and attorneys’ fees.

The Company believes that the claims asserted in the Matters are without merit and that no supplemental disclosure is required under applicable law. However, in order to moot unmeritorious disclosure claims, to avoid the risk of the Matters delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Matters, including allegations that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are immaterial.

The supplemental disclosures contained herein should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The Actions are not expected to affect the timing of the special meeting of the Company’s stockholders, which is scheduled to be held on March 8, 2021, or the amount of the consideration to be paid to the Company’s stockholders in connection with the Merger.

AMENDED AND SUPPLEMENTAL DISCLOSURES

The following disclosure supplements and restates the second paragraph under the section of the Proxy Statement captioned “Background of the Merger” beginning on page 29 of the Proxy Statement:

On November 3, 2020, Scott Crabill, Managing Partner of Thoma Bravo (for purposes of this section, all references to Thoma Bravo refer to Thoma Bravo, L.P. and its affiliated funds, collectively), sent an email to Mr. Winn stating Thoma Bravo’s belief that the current environment may afford an opportunity to work together, and requesting whether Mr. Winn may be available soon for a videoconference call to discuss the matter. Before such email, representatives of Thoma Bravo and Mr. Winn had not been in contact with respect to an opportunity for their companies to work together. On November 6, 2020, Mr. Winn responded by email requesting a videoconference call be arranged for the following week.

The following disclosure supplements and restates the seventh paragraph under the section of the Proxy Statement captioned “Background of the Merger” beginning on page 29 of the Proxy Statement:

Following the telephone call, Mr. Crabill emailed an unsolicited letter to Mr. Winn containing a non-binding letter of intent (the “Initial LOI”) for Thoma Bravo to acquire 100% of the outstanding common stock of RealPage for $80 per share. RealPage had not provided Thoma Bravo with any nonpublic information concerning RealPage prior to Mr. Winn’s receipt of the Initial LOI. The Initial LOI noted that the full consideration would be financed with equity from Thoma Bravo funds and debt from one or more of Thoma Bravo’s lending partners, and the transaction would not be subject to a financing condition. The Initial LOI also indicated that Thoma Bravo expected to be able to complete its due diligence with respect to RealPage within three weeks.

The following disclosure supplements and restates the twenty-second paragraph under the section of the Proxy Statement captioned “Background of the Merger” beginning on page 29 of the Proxy Statement:

On December 14, 2020, the Board of Directors held a meeting by videoconference during which members of RealPage’s senior management and representatives of Wachtell Lipton and BofA Securities were present. At the meeting, representatives of BofA Securities provided an update on the status of the due diligence process and transaction negotiations with Thoma Bravo.

They also described the mechanics of a typical go-shop period, and discussed potential bidders to contact during such period. The Board of Directors discussed next steps, including that a revised draft of the merger agreement was expected to be received later that day. Representatives of BofA Securities then left the meeting, and the Board of Directors, in consultation with Wachtell Lipton, reviewed a memorandum disclosing certain relationships between BofA Securities and its affiliates, on the one hand, and RealPage and Thoma Bravo, on the other hand. Upon review, the Board of Directors determined that these potential conflicts were not material.

The following disclosure supplements and restates the twenty-second paragraph under the section of the Proxy Statement captioned “Background of the Merger” beginning on page 29 of the Proxy Statement:

In connection with the go-shop period provided for in the merger agreement, which expired at 11:59 p.m. Central Time on February 3, 2021, at the direction of the Board of Directors, representatives of BofA Securities communicated with 49 additional parties, 19 of which were potential strategic bidders and 30 of which were potential financial bidders, to gauge such parties’ interest in making an alternative Acquisition Proposal. Of those 49 parties, RealPage executed a confidentiality agreement with two parties, neither of which contained a standstill provision. Of those two parties, one was a potential strategic bidder and the other a potential financial bidder. During the go-shop period, no party made an alternative Acquisition Proposal and no party requested additional time to complete due diligence beyond the expiration of the go-shop period.

The following disclosure supplements and restates the first paragraph under the section of the Proxy Statement captioned “Opinion of BofA Securities, Inc.—Discounted Cash Flow Analysis” beginning on page 44 of the Proxy Statement:

BofA Securities performed a discounted cash flow analysis of RealPage to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that RealPage was forecasted to generate during RealPage’s calendar years 2021 through 2025 based on the Management Forecasts. BofA Securities calculated the present value of tax savings from the tax deductible goodwill and intangibles as reflected in the Management Forecasts (calculated at a tax rate of 24% per RealPage’s management) and calculated terminal values for RealPage by applying perpetuity growth rates of 3.50% to 4.00%, to terminal year Unlevered Free Cash Flow of $426 million, which was derived by adjusting RealPage’s calendar year 2025 Unlevered Free Cash Flow, principally to eliminate acquisition capital expenditures, based on guidance provided by RealPage’s management. The cash flows, the tax savings from the tax deductible goodwill and intangibles, and terminal values were then discounted to present value as of December 31, 2020 using discount rates ranging from 6.50% to 8.50%, which were based on an estimate of RealPage’s weighted average cost of capital. From the resulting enterprise values, BofA Securities deducted estimated net debt of RealPage of $687 million, as provided by RealPage’s management, as of December 31, 2020 to derive equity values and dividing the result by the number of fully-diluted shares outstanding, calculated using the treasury stock method, based on information provided by RealPage’s management. This analysis indicated the following approximate implied per share of RealPage common stock equity value reference ranges for RealPage, rounded to the nearest $0.25, as compared to the Per Share Merger Consideration:

The following disclosure supplements as an additional table the section of the Proxy Statement captioned “Management Projections—Summary of Management Projections” beginning on page 48 of the Proxy Statement, after the table previously included in the Proxy Statement:

The following table presents an additional summary of the Management Projections.

(In millions)	2021E	2022E	2023E	2024E	2025E
Non-GAAP Revenue(1)	$1,317	$1,502	$1,712	$1,961	$2,246

Adjusted EBITDA(2)	$386	$473	$574	$668	$778

Less: Depreciation	(43)	(49)	(56)	(64)	(73)
Less: Stock-Based Compensation	(69)	(76)	(83)	(90)	(99)
EBIT	$275	$348	$435	$514	$607

Less: Taxes	(66)	(84)	(104)	(123)	(146)
Tax-Effected EBIT	$209	$264	$331	$391	$461

Plus: Depreciation	43	49	56	64	73
Less: Change in NWC	(2)	(7)	(8)	(10)	(11)
Less: Acquisition Capital Expenditures	(200)	(250)	(300)	(350)	(400)
Less: Capital Expenditures	(66)	(75)	(86)	(98)	(112)
Plus: Other Non-Cash Items	17	15	12	11	10
Plus: Other Tax Related Items	27	30	—	—	0
Less: Other One Time Acquisition Related Items	(3)	(4)	(4)	(4)	(5)
Less: Expected Acquisition Payouts	(22)	(19)	(5)	(5)	—
Unlevered Free Cash Flow(3)	$2	$3	($5)	($2)	$15

(1)	“Non-GAAP Revenue” is a non-GAAP financial measure which was calculated in the Management Projections as total revenue plus acquisition-related deferred revenue.
(2)

“Adjusted EBITDA” is a non-GAAP financial measure which was calculated in the Management Projections as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) acquisition-related expense, (6) organizational realignment costs, (7) regulatory and legal matters, (8) stock-based expense, (9) interest expense, net, and (10) income tax expense.

(3)

“Unlevered Free Cash Flow” is a non-GAAP financial measure which was calculated by BofA Securities in connection with its discounted cash flow analysis, using the financial information provided by RealPage in the Management Projections, as Adjusted EBITDA (as shown in the table above) less (i) estimated tax expense (assuming a 24% effective tax rate), less (ii) the after tax impact of stock-based compensation expense, less (iii) change in net working capital, less (iv) acquisition capital expenditures, less (v) capital expenditures (other than acquisition capital expenditures), plus (vi) other non-cash items, plus (vii) other tax related items, less (viii) other one time acquisition related items, less (ix) expected acquisition payouts.

The following disclosure supplements as an additional third paragraph the section of the Proxy Statement captioned “Interests of Executive Officers and Directors of RealPage in the Merger—Executive Employment Agreements” beginning on page 51 of the Proxy Statement:

As of February 26, 2021, there are no employment agreements between Thoma Bravo and any RealPage executive officer.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to RealPage’s strategy, goals, future focus areas and the value of the proposed transaction to RealPage stockholders. These forward-looking statements are based on RealPage management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” ”plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on RealPage’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from RealPage’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with RealPage’s customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the proposed transaction; (g) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in client cancellations; (j) the inability to increase sales to existing clients and to attract new clients; (k) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of WhiteSky, Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (l) the timing and success of new product introductions by RealPage or its competitors; (m) changes in RealPage’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2020. All information provided in this Current Report on Form 8-K is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between RealPage and Thoma Bravo, RealPage filed with the SEC a definitive Proxy Statement on February 5, 2021. RealPage commenced mailing the Proxy Statement to its stockholders on or about February 5, 2021. REALPAGE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT REALPAGE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain a free copy of the Proxy Statement and other related documents filed by RealPage with the SEC at the website maintained by the SEC at www.sec.gov. You also may obtain a free copy of the Proxy Statement and other documents filed by RealPage with the SEC by accessing the Investor Relations section of RealPage’s website at investor.realpage.com or by contacting RealPage’s Investor Relations at IR@realpage.com or calling (972) 810-8138.

Participants in the Solicitation

RealPage and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from RealPage’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of RealPage in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about RealPage’s directors and executive officers in RealPage’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from RealPage using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021

REALPAGE, INC.

By:	/s/ Stephen T. Winn
	Name:	Stephen T. Winn
	Title:	Chief Executive Officer and Chairman